EXHIBIT 10.1

EIGHTH AMENDMENT TO LEASE AGREEMENT

THIS EIGHTH AMENDMENT (the "EIGHTH Amendment") is made and entered into as of March 30, 2020, by and between Exponent Realty, LLC, a Delaware limited liability company ("Landlord"), and Geron Corporation, a Delaware corporation ("Tenant"). Capitalized terms set forth herein and not otherwise expressly defined shall have the meaning set forth in the Lease.

RECITALS

A.

Landlord  and Tenant are parties to that certain Office Lease Agreement dated February 29, 2012 (the  “Lease”), the First Amendment dated January 10, 2014 (the "First Amendment"), the Second Amendment dated January 31, 2014 (the "Second Amendment") , the Third Amendment dated February 27, 2014 (the "Third Amendment"), the Fourth Amendment dated May 9th, 2014 (the "Fourth Amendment”), the Fifth Amendment dated September 15, 2015 (the "Fifth Amendment”),  the Sixth Amendment dated September 21, 2017 (the “Sixth Amendment”), and the Seventh Amendment dated September 3, 2019 (the “Seventh Amendment”). Collectively, the Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, and Seventh Amendment are referred to herein as the “Lease”. Pursuant to the Sixth Amendment, Landlord has leased to Tenant space currently containing approximately 14,485 rentable square feet as set forth on EXHIBIT A to the Sixth Amendment (the "Premises") on the second floor of the building, known as suite 2070, located at 149 Commonwealth Dr., Menlo Park, CA 94025 (the "Building").

B.	The Lease, by its terms, is due to expire on March 31, 2020 (the "Termination Date").

C.

On March 16, 2020, the Health Officer of the County of San Mateo issued an order (the “County Order”) that, among other things, directed businesses located in the County of San Mateo to cease non-essential operations, prohibited all non-essential gatherings of any number of people, and ordered the cessation of non-essential travel. The County Order was effective on March 17, 2020, and provides that it will continue to be in effect until 11:59 p.m. on April 7, 2020, or until extended, rescinded, superseded, or amended.

D.

On March 19, 2020, the Governor of the State of California issued an order (the “State Order”) directing individuals living in the State of California to stay at home or at their place of residence, except as needed to maintain continuity of operations of federal critical infrastructure sectors.  The State Order does not currently have an expiration date. The County Order and the State Order are referred to in this Amendment as the “Shelter In Place Orders”.

E.

The County of San Mateo has issued an interpretation of the State Order indicating that in the event of a difference in restrictions between the County Order and the State Order, the more restrictive provision applies.

F.	In light of the County Order and the State Order, the parties desire to extend the lease term pursuant to the following terms and conditions.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Amendment Term. The Lease Term set forth in section C.3 of the BASIC LEASE PROVISIONS in the Information Sheet, as amended by the Sixth Amendment and the Seventh Amendment, is hereby amended to extend the Lease Term until 12:00 p.m. on the 15th day after the later of: a) April 7, 2020; b) the expiration or termination of the Shelter in Place Orders; or c) the modification of the Shelter in Place Orders such that non-essential business operations and non-essential travel are expressly permitted or Landlord and Tenant agree that the modification permits non-essential business operations and non-essential travel (the “Expiration Date”).

2.	Base Rent. The Base Rent set forth in section C.6 of the BASIC LEASE PROVISIONS is hereby changed according to the following schedule.

Period	Rentable Square Feet	Monthly Rate Per RSF	Monthly Base Rent
April 1, 2020 to the Expiration Date, 2020	14,485	$4.15	$60, 112.75

3.

Access to Premises.  Tenant authorizes Michael Christensen to enter the premises, provided that Mr. Christensen is accompanied by a representative of Landlord.  Tenant shall have no liability related to Mr. Christensen’s presence on the premises.

4.	Miscellaneous.
4.1

This EIGHTH Amendment, which is hereby incorporated into and made a part of the Lease, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any further Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided  Tenant  in connection  with entering into the Lease, unless specifically set forth in this EIGHTH Amendment. Tenant may disclose the terms and conditions of the Lease, as amended by this EIGHTH Amendment, if required by applicable law which shall include the requirements of the United States Securities and Exchange Commission.

4.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

4.3	In the case of any inconsistency between the provisions of the Lease, and this EIGHTH Amendment, the provisions of this EIGHTH Amendment shall govern and control.
4.4

Submission of this EIGHTH Amendment by Landlord is not an offer to enter into this EIGHTH Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this EIGHTH Amendment until Tenant and Landlord have executed this EIGHTH Amendment and Landlord has delivered the same to Tenant.

4.5

Tenant hereby represents to Landlord that Tenant has dealt with no real estate brokers or agents in connection with this EIGHTH Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the "Landlord Related Parties") harmless from all claims of any real estate brokers or agents claiming to have represented Tenant in connection with this EIGHTH Amendment.   Landlord hereby represents to Tenant that Landlord has dealt with no real estate brokers or agents in connection with this EIGHTH Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the "Tenant  Related  Parties") harmless from all claims of any real estate brokers or agents claiming to have represented Landlord in connection with this EIGHTH Amendment.

4.6	Each signatory of this EIGHTH Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this EIGHTH Amendment as of the day and year first above written.

LANDLORD:

EXPONENT REALTY, L.L.C.,

a Delaware limited liability company

Date:    31-Mar-2020     By: /s/ Richard Schlenker

Name:  Richard L. Schlenker

Title:      Executive Vice President and

             Chief Financial Officer

TENANT:

GERON CORPORATION,

A Delaware corporation

Date: 31-Mar-2020 By: /s/ John A. Scarlett

Name:   John A. Scarlett, M.D.

Title:     Chief Executive Officer